Exhibit 99.2 Reconciliation of EBITDA from continuing operations and Adjusted EBITDA from continuing operations for the quarter ended March 31, 2013 and 2012.

Three Months Ended March 31, 2013 (Dollar amounts in millions)	OSB	Siding	EWP	South America	Other	Corporate	Total
Sales	$286.7	$133.8	$63.4	$45.1	$9.1	$(0.6)	$537.5
Depreciation and amortization	8.4	3.9	3.3	2.6	0.1	0.4	18.7
Cost of sales and selling and administrative	188.2	109.2	63.4	36.3	9.3	21.6	428.0
Other operating credits and charges, net	—	—	—	—	—	1.6	1.6
Total operating costs	196.6	113.1	66.7	38.9	9.4	23.6	448.3
Income (loss) from operations	90.1	20.7	(3.3)	6.2	(0.3)	(24.2)	89.2
Total non-operating expense	—	—	—	—	—	(7.8)	(7.8)
Income (loss) before income taxes and equity in (income) loss of unconsolidated affiliates	90.1	20.7	(3.3)	6.2	(0.3)	(32.0)	81.4
Provision for income taxes	—	—	—	—	—	23.2	23.2
Equity in (income) loss of unconsolidated affiliates	(8.0)	—	0.2	—	0.6	—	(7.2)
Income (loss) from continuing operations	$98.1	$20.7	$(3.5)	$6.2	$(0.9)	$(55.2)	$65.4
Reconciliation of income (loss) from continuing operations to adjusted EBITDA from continuing operations
Income (loss) from continuing operations	$98.1	$20.7	$(3.5)	$6.2	$(0.9)	$(55.2)	$65.4
Provision for income taxes	—	—	—	—	—	23.2	23.2
Interest expense, net of capitalized interest	—	—	—	—	—	10.6	10.6
Depreciation and amortization	8.4	3.9	3.3	2.6	0.1	0.4	18.7
EBITDA from continuing operations	106.5	24.6	(0.2)	8.8	(0.8)	(21.0)	117.9
Stock based compensation expense	0.2	0.1	0.1	—	—	1.7	2.1
Investment income	—	—	—	—	—	(3.5)	(3.5)
Other operating credits and charges, net	—	—	—	—	—	1.6	1.6
Depreciation included in equity in (income) loss of unconsolidated affiliates	2.0	—	—	—	0.8	—	2.8
Adjusted EBITDA from continuing operations	$108.7	$24.7	$(0.1)	$8.8	$—	$(21.2)	$120.9

Three Months Ended March 31, 2012 (Dollar amounts in millions)	OSB	Siding	EWP	South America	Other	Corporate	Total
Sales	$149.0	$113.1	$48.6	$42.4	$10.0	$(1.6)	$361.5
Depreciation and amortization	8.7	4.2	2.8	2.9	0.2	0.3	19.1
Cost of sales and selling and administrative	139.4	92.1	48.6	36.4	9.9	18.2	344.6
Loss on sale or impairment of long lived assets	—	—	—	—	—	0.1	0.1
Other operating credits and charges, net	—	—	—	—	—	(0.2)	(0.2)
Total operating costs	148.1	96.3	51.4	39.3	10.1	18.4	363.6
Income (loss) from operations	0.9	16.8	(2.8)	3.1	(0.1)	(20.0)	(2.1)
Total non-operating expense	—	—	—	—	—	(8.5)	(8.5)
Income (loss) before income taxes and equity in loss of unconsolidated affiliates	0.9	16.8	(2.8)	3.1	(0.1)	(28.5)	(10.6)
Benefit for income taxes	—	—	—	—	—	(1.2)	(1.2)
Equity in loss of unconsolidated affiliates	1.2	—	—	—	0.6	—	1.8
Income (loss) from continuing operations	$(0.3)	$16.8	$(2.8)	$3.1	$(0.7)	$(27.3)	$(11.2)
Reconciliation of income (loss) from continuing operations to adjusted EBITDA from continuing operations
Income (loss) from continuing operations	$(0.3)	$16.8	$(2.8)	$3.1	$(0.7)	$(27.3)	$(11.2)
Benefit for income taxes	—	—	—	—	—	(1.2)	(1.2)
Interest expense, net of capitalized interest	—	—	—	—	—	12.6	12.6
Depreciation and amortization	8.7	4.2	2.8	2.9	0.2	0.3	19.1
EBITDA from continuing operations	8.4	21.0	—	6.0	(0.5)	(15.6)	19.3
Stock based compensation expense	0.2	0.1	0.2	—	—	2.2	2.7
Loss on sale or impairment of long lived assets	—	—	—	—	—	0.1	0.1
Investment income	—	—	—	—	—	(4.2)	(4.2)
Other operating credits and charges, net	—	—	—	—	—	(0.2)	(0.2)
Depreciation included in equity in loss of unconsolidated affiliates	2.0	—	0.1	—	1.0	—	3.1
Adjusted EBITDA from continuing operations	$10.6	$21.1	$0.3	$6.0	$0.5	$(17.7)	$20.8